Independent Auditors' Consent

The Board of Trustees

First Variable Rate Fund:

We consent to the use of our report dated February 14, 2003, incorporated herein by reference, for the Calvert First Government Money Market Fund as of December 31, 2002, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Custodians" in the Statement of Additional Information in or made part of this Post-Effective Amendment No. 43 to the Registration Statement File No. 2-56809.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

April 25, 2003